UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2011

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555

_____________________________________________
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                Other Events

On December 8, 2011, Harbinger Capital Partners LLC ("HCP") and certain of its affiliates, including Philip A. Falcone, Omar Asali, and Robin Roger, received "Wells Notices" from the staff of the United States Securities and Exchange Commission.  Investment funds managed by HCP are our controlling stockholders.  Mr. Falcone is our Chief Executive Officer and Chairman of our Board of Directors.  Mr. Asali is our Acting President and a member of our Board of Directors and Ms. Roger is a member of our Board of Directors.

The Wells Notices were not addressed to the Company or any of its subsidiaries (including Spectrum Brands Holdings, Inc.) and the matters described in the Wells Notices do not include any conduct involving, by, or on behalf of the Company or any of its subsidiaries (including Spectrum Brands Holdings, Inc.).

The Wells Notices state that the staff intends to recommend or is considering recommending that the Commission file civil injunctive actions against HCP, Harbinger Capital Partners Offshore Manager, LLC, Harbinger Capital Partners Special Situations GP, LLC, Mr. Falcone, Mr. Asali, and Ms. Roger alleging violations of the federal securities laws’ anti-fraud provisions in connection with matters previously disclosed and an additional matter regarding the circumstances and disclosure related to agreements with certain fund investors.

A Wells Notice is an indication of the current views of the staff of the Division of Enforcement, prior to a decision by the Commission.  It does not constitute a determination that the recipients have violated any law.  Should the Commission accept the recommendations of the staff, the Commission could seek a range of possible remedies, including permanent injunctive relief, a cease-and-desist order, censure, a bar (as to the individuals) from association with an investment adviser, investment company, and/or broker-dealer, disgorgement, pre-judgment interest, and/or civil penalties.  It is not possible at this time to predict the outcome of these investigations, including whether or when any proceedings might be initiated or whether the matters will result in settlements on any or all of the issues involved.

HCP and its affiliates are disappointed that the staff issued Wells Notices in these matters.  Except with respect to certain previously disclosed matters regarding Rule 105 of Regulation M, they strongly disagree with the staff that any violation of federal securities laws occurred and, in accordance with SEC procedures, plan to submit responses explaining why they believe enforcement actions are unwarranted.  If the SEC decides to bring an enforcement action, HCP and its affiliates intend to vigorously defend against it.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

Date: December 9, 2011	By:	/s/ Francis T. McCarron
Name: Francis T. McCarron
Title: Executive Vice President and Chief Financial Officer

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